UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.)

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☐	Definitive Proxy Statement

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IDENTIV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IDENTIV, INC.

2201 Walnut Avenue, Suite 100

Fremont, California 94538

(949) 250-8888

Supplement to Proxy Statement for

Annual Meeting of Stockholders

to be held on June 1, 2020

This supplement, dated May 27, 2020, supplements the definitive proxy statement of Identiv, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 22, 2020 and as supplemented on May 18, 2020, (as so supplemented, the “Proxy Statement”), relating to the Company’s Annual Meeting of Stockholders to be held virtually on June 1, 2020. The purpose of this supplement is solely to correct the Summary Compensation Table under the heading “Executive Compensation” on page 27 of the Proxy Statement, which is corrected to read in its entirety as follows:

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $(3)	Option Awards $	All Other Compensation $(4)	Total $
Steven Humphreys	2019	350,000	69,688	13,879	—	22,755	456,322
Chief Executive Officer and Director(1)	2018	350,000	179,714	—	—	18,583	548,297
Sandra Wallach	2019	275,865	25,000	100,600	—	30,395	431,860
Chief Financial Officer and Secretary(2)	2018	272,500	12,500	166,050	—	18,583	469,633

(1)

Commencing with the fiscal quarter beginning on July 1, 2019, any quarterly performance-based bonuses earned by Mr. Humphreys will be paid in fully vested stock in lieu of cash, to the extent earned, as determined in accordance with the terms of Mr. Humphreys’ employment agreement.

(2)

Ms. Wallach became our Chief Financial Officer effective February 16, 2017 at an annual salary of $265,000. Effective April 1, 2018, Ms. Wallach’s salary was increased to $275,000 and she became eligible to receive a cash bonus of up to $25,000 annually. Effective October 1, 2019, Ms. Wallach’s salary was increased to $300,000. Her eligible annual bonus of up to $25,000 was increased up to $50,000, payable 50% in cash and 50% in fully vested RSUs.

(3)

The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that the price of our common stock when RSUs vest and settle will equal or exceed the price of our common stock on the date of the applicable RSU award. The assumptions used in determining grant date fair value of these awards are set forth in Note 12 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)	Represents health insurance premiums.